Exhibit 10.19.1

Certain identified information, marked by [***], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.

Confidential Information

FIRST AMENDMENT

TO COLLABORATION AND LICENSE AGREEMENT

This First Amendment (“Amendment”) to the Collaboration and License Agreement, dated January 12, 2020 (“Agreement”) is effective as of July 17, 2020 (the “Effective Date”), by and between:

MorphoSys AG, a German stock corporation having a place of business at Semmelweisstrasse 7, 82152 Planegg, Germany ("MorphoSys AG"), and MorphoSys US Inc., a Delaware corporation, wholly-owned by MorphoSys AG, having its place of business at 470 Atlantic Avenue, 14th floor. Boston, MA 02210, USA ("MorphoSys Inc."), (both MorphoSys AG and MorphoSys Inc., "MorphoSys")

and

Incyte Corporation, a Delaware corporation with its principal place of business at 1801 Augustine Cut-Off, Wilmington, Delaware 19803, USA ("COMPANY").

MorphoSys and COMPANY each may be referred to herein individually as a "Party," or collectively as the "Parties."

WHEREAS, the Agreement, as more specifically set forth in its Sections 5.5(a)(i)-(ii) and 16.6(a)(i), provides for the inclusion of the approved statement set forth in Exhibit 18 in any Public Disclosure, media release or public announcement referencing the Licensed Antibody and/or Product, and in certain publications; and

WHEREAS, COMPANY and MorphoSys have agreed to amend the Agreement to provide for a change of such approved statement and address potential further changes.

NOW and THEREFORE, the Parties hereby agree as follows:

All capitalized terms used in this Amendment shall have the meaning ascribed to them in the Agreement, except as otherwise expressly stated herein.

1. Exhibit 18 to the Agreement shall be deleted in its entirety and replaced by the new  Exhibit 18 attached to this Amendment.

2. Performance under all other terms of the Agreement.

Except as expressly amended hereby, the Agreement shall continue in full force and effect.  This Amendment is incorporated and made a part of the Agreement between MorphoSys and COMPANY.  In

Confidential Information

the event of any conflict or inconsistency between the Agreement and this Amendment, the latter shall prevail.

3. Counterparts.

This Amendment may be executed in three (3) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

In Witness Whereof, the Parties have by duly authorized persons, executed this Amendment, as of the Effective Date.

MorphoSys AG By: /s/ Dr. Barbara Krebs-Pohl Name: Dr. Barbara Krebs-Pohl Title: SVP, Head of BDL & AM	By: /s/ Dr. Anja Pomrehn Name: Dr. Anja Pomrehn Title: SVP, Head of IR

MorphoSys US Inc. By: /s/ David Trexler Name: David Trexler Title: President	By: /s/ Ben Looker Name: Ben Looker Title: Secretary
Incyte Corporation
By: /s/ Vijay Iyengar Name: Vijay Iyengar Title: EVP, GS & CD

Confidential Information

EXHIBIT 18

STATEMENT FOR COMPANY’S MEDIA RELEASES AND PUBLICATIONS*

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